SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 20, 2002

MARTIN MARIETTA MATERIALS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2710 Wycliff Road, Raleigh, North Carolina 27607-3033

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 781-4550

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated August 20, 2002, announcing transactions in Texas and Florida and the sale of certain operations in southern Iowa.

Item 9. Regulation FD Disclosure

     On August 20, 2002, the Corporation announced transactions in Texas and Florida and the sale of certain operations in southern Iowa. The press release, dated August 20, 2002, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)

Date: August 20, 2002	/s/ Janice K. Henry

By: Janice K. Henry
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 20, 2002, announcing transactions in Texas and Florida and the sale of certain operations in southern Iowa.